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EXHIBIT 10.01 -- EDITED VERSION
SUBJECT TO CONFIDENTIAL TREATMENT REQUEST




                                 CREDIT AGREEMENT

                                   by and among

                        LOUISVILLE GAS AND ELECTRIC COMPANY

                                        and

                                THE BANKS PARTY HERETO

                                        and

                          PNC BANK, KENTUCKY, INC., as Agent

                                        and

                             BANK OF MONTREAL, as Co-Agent

                             Dated as of December 18, 1995


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CREDIT AGREEMENT

          THIS CREDIT AGREEMENT (the "Agreement") is dated as of
December 18, 1995, and is made by and among LOUISVILLE GAS AND
ELECTRIC COMPANY, a Kentucky corporation (the "Borrower"), the
BANKS (as hereinafter defined), PNC BANK, KENTUCKY, INC., a
Kentucky banking corporation, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent") and BANK OF MONTREAL, in its capacity as co-agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Co-Agent").
WITNESSETH:
                 WHEREAS, the Borrower has requested the Banks to provide an unsecured revolving credit facility to the Borrower in an aggregate principal amount not to exceed $160,000,000; and
                 WHEREAS, the unsecured revolving credit facility shall be used for general corporate purposes, including without limitation, providing a source of funds to be available for the payment, when and if due, of the purchase price of the Bonds (as hereinafter defined); and
                 WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth.
                 NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby and for other good and valuable consideration, the receipt and mutuality of which is hereby acknowledged, covenant and agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
          1.01 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:
                         Affiliate as to any Person shall mean any other
Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.
                         Agent shall mean PNC Bank, Kentucky, Inc., and its
successors and permitted assigns.
                         Agent's Fee shall have the meaning assigned to
that term in Section 10.15.
                         Agreement shall mean this Credit Agreement as the
same may be supplemented or amended from time to time, including all schedules and exhibits.
                         Annual Statements shall have the meaning assigned
to that term in Section 6.01(i)(A).
                         Assignment and Assumption Agreement shall mean an
Assignment and Assumption Agreement by and among a Purchasing
Bank, the Transferor Bank and the Agent, as Agent and on behalf of the other Banks, substantially in the form of Exhibit 1.01(A).
                         Authorized Officers shall mean those individuals
designated by written notice to the Agent from the Borrower authorized to execute notices, certificates, reports and other documents on behalf of the Borrower required hereunder or under the other Loan Documents. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.
                         Banks shall mean the financial institutions named
on Schedule 1.01(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.
                         Base Rate shall mean the greater of (i) the
interest rate per annum announced from time to time by PNC Bank at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by PNC Bank, or (ii) the Federal Funds Effective Rate plus 1/2% per annum.
                         Base Rate Option shall mean the option of the
Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section
4.01(a)(i).
                         Benefit Arrangement shall mean at any time an
"employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.
                         Bid shall have the meaning assigned to such term
in Section 3.02.
                         Bid Loan Banks shall have the meaning set forth in
Section 9.03.
                         Bid Loan Euro-Rate Option shall mean the option of
the Borrower to request Bid Loans bearing interest at the Euro-
Rate plus or minus a Margin offered by any of the Banks under the terms and conditions set forth in Sections 3.01 and 3.02.
                         Bid Loan Fixed Rate Option shall mean the option
of the Borrower to have Bid Loans bearing interest at a fixed rate per annum offered by any of the Banks under terms and conditions set forth in Sections 3.01 and 3.02.
                         Bid Loan Interest Period shall have the meaning
assigned to such term in Section 3.01.
                         Bid Loan Notes shall mean collectively, and Bid
Loan Note shall mean separately, all of the Bid Loan Notes of the Borrower in the form of Exhibit 1.01(B) evidencing the Bid Loans, together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.
                         Bid Loan Processing Fee shall have the meaning
given to such term in Section 10.15.
                         Bid Loan Request shall have the meaning assigned
to such term in Section 3.01.
                         Bid Loans shall mean collectively, and Bid Loan
shall mean separately, all of the Euro-Rate Bid Loans or Fixed
Rate Bid Loans or any Euro-Rate Bid Loans or Fixed Rate Bid Loans made by any of the Banks to the Borrower pursuant to Sections
3.01 and 3.02.
                         Bonds shall mean (i) $31,000,000 County of
Jefferson, Kentucky, Pollution Control Revenue Bonds, 1992 Series
A (Louisville Gas and Electric Company Project), (ii) $60,000,000
County of Trimble, Kentucky, Pollution Control Revenue Bonds,
1992 Series A (Louisville Gas and Electric Company Project), and
(iii) $35,200,000 County of Jefferson, Kentucky, Pollution
Control Revenue Bonds, 1993 Series A (Louisville Gas and Electric
Company Project).
                         Borrower shall mean Louisville Gas and Electric
Company, a corporation organized and existing under the laws of the Commonwealth of Kentucky.
                         Borrower Debt Rating shall mean the ratings of the
Borrower's Secured Public Indebtedness provided by Standard &
Poor's and Moody's. As of the Closing Date, each of the ratings of Moody's listed below is deemed to be equivalent to the rating of Standard & Poor's listed next to it:

                            Equivalent
                            Rating of
Moody's                  Standard & Poor's
Aa2                          AA
Aa3                          AA-
A1                           A+
A2                           A
A3                           A-
Baa1                         BBB+
Baa2                         BBB
Baa3                         BBB-


If the ratings of the Borrower's Secured Public Indebtedness provided by Standard & Poor's and Moody's are not at any time equivalent, for the purposes of determining the Borrower Debt
Rating, the higher rating will apply, provided that if the difference in ratings is greater than one (1) level, the average of the two (2) ratings will apply.
It is acknowledged that the Borrower Debt Rating on the Closing
Date is Aa2/AA.
                         Borrowing Date shall mean, with respect to any
Loan, the date for the making thereof or the conversion thereof to a different Interest Rate Option, which shall be a Business
Day.
                         Borrowing Tranche shall mean specified portions of
Loans outstanding as follows: (i) any Revolving Credit Loans to which a Euro-Rate Option applies which become subject to the same
Interest Rate Option under the same Revolving Credit Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, (ii) all Revolving Credit Loans to which a Base Rate Option applies shall constitute one
Borrowing Tranche, (iii) any Euro-Rate Bid Loans requested under the same Bid Loan Request and having the same Interest Period shall constitute one Borrowing Tranche, and (iv) any Fixed Rate
Bid Loans requested under the same Bid Loan Request and having the same Interest Period shall constitute one Borrowing Tranche.
                         Business Day shall mean any day other than a
Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Louisville, Kentucky or New York City, New York and, if the applicable Business Day relates to any Loans to which the Euro-
Rate Option applies, such day must also be a day on which dealings in Dollar deposits are carried on in the London interbank market.
                         Closing Date shall mean December 18, 1995.
                         Co-Agent shall mean Bank of Montreal.
                         Commitment shall mean as to any Bank at any time
the amount initially set forth opposite its name on Schedule
1.01(B) in the column labeled "Commitment" and thereafter on
Schedule I to the most recent Assignment and Assumption Agreement to which such Bank is a party, and Commitments shall mean the aggregate Commitments of all of the Banks.
                         Dollar, Dollars, U.S. Dollars and the symbol $
shall mean lawful money of the United States of America.
                         Environmental Conditions shall mean any conditions
of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, ground water, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, the Property.
                         Environmental Laws shall mean all federal, state
and local Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.
                         ERISA shall mean the Employee Retirement Income
Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
                         ERISA Group shall mean, at any time, the Borrower
and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.
                         Euro-Rate shall mean with respect to the Loans
comprising any Borrowing Tranche to which either the Revolving
Credit Euro-Rate Option or Bid Loan Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/16th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures
(which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates set forth on the "LIBO" page of the Reuters Monitor Money Rate Service (or appropriate successor or, if Reuters or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) at approximately 11:00 a.m. London time two (2) Business
Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The
Euro-Rate may also be expressed by the following formula:
                                Average of London interbank offered rates on LIBO page of Reuters Monitor Money Rate Euro-Rate Service or appropriate successor
                                1.00 - Euro-Rate Reserve Percentage
The Euro-Rate shall be adjusted with respect to any Euro-Rate
Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The
Agent shall give prompt notice to the Borrower and the Banks of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
                         Euro-Rate Bid Loan shall have the meaning set
forth in Section 3.01.
                         Euro-Rate Option shall mean either the Revolving
Credit Euro-Rate Option or the Bid Loan Euro-Rate Option.
                         Euro-Rate Reserve Percentage shall mean the
maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency
Liabilities") of a member bank in such System.
                         Event of Default shall mean any of the Events of
Default described in Section 9.01.
                         Expiration Date shall mean, with respect to the
Commitments, December 17, 2000.
                         Facility Fees shall mean the fees referred to in
Section 2.03.
                         Federal Funds Effective Rate for any day shall
mean the rate per annum (based on a year of 365 or 366 days, as the case may be, and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers with members of the Federal
Reserve System on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement;
provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective
Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
                         FERC shall mean the Federal Energy Regulatory
Commission.
                         FERC Order shall have the meaning given such term
in Section 6.01(m).
                         First-Level Debt Rating shall mean a Borrower Debt
Rating of AA- or higher if the rating is provided by Standard &
Poor's or Aa3 or higher if the rating is provided by Moody's.
                         First Mortgage Bond Indenture shall mean the Trust
Indenture dated November 1, 1949, from the Borrower to Harris
Trust and Savings Bank, as Trustee, and any and all supplemental indentures thereto, as further amended and supplemented from time to time.
                         Fixed Rate Bid Loan shall have the meaning set
forth in Section 3.01.
                         Fourth-Level Debt Rating shall mean a Borrower
Debt Rating of BBB- or lower if the rating is provided by Standard & Poor's or Baa3 or lower if the rating is provided by Moody's.
                         GAAP shall mean generally accepted accounting
principles as are in effect from time to time, subject to the provisions of Section 1.03, and applied on a consistent basis
(other than any changes as to which the accountants concur) both as to classification of items and amounts.
                         Guarantor shall mean each Subsidiary of the
Borrower which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.18.
                         Guarantor Joinder shall mean a joinder by a
Subsidiary of the Borrower as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of Exhibit 1.01(G)(1);
                         Guaranty of any Person shall mean any obligation
of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.
                         Guaranty Agreement shall mean a Guaranty and
Suretyship Agreement from the Guarantors in favor of the Agent and the Banks in the form of Exhibit 1.01(G)(2).
                         Historical Statements shall have the meaning
assigned to that term in Section 6.01(i)(A).
                         Indebtedness shall mean as to any Person at any
time, any and all indebtedness, obligations or liabilities
(whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money,
(ii) contingent or matured reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iii) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (iv) any Guaranty of Indebtedness for borrowed money.
                         Interest Payment Date shall mean each date
specified for the payment of interest in Section 5.03.
                         Interest Period shall mean, with respect to a
Revolving Credit Loan, a Revolving Credit Interest Period and, with respect to a Bid Loan, a Bid Loan Interest Period.
                         Interim Statements shall have the meaning assigned
to that term in Section 6.01(i)(A).
                         Internal Revenue Code shall mean the Internal
Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
                         Labor Contracts shall mean all employment
agreements, employment contracts, collective bargaining agreements and other agreements among the Borrower and its employees.
                         Law shall mean any law (including common law),
constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.
                         Lien shall mean any mortgage, deed of trust,
pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (where a lien or other encumbrance is created or exists at the time of the filing).
                         Loan shall mean either a Revolving Credit Loan or
a Bid Loan and Loans shall mean collectively the Revolving Credit
Loans and the Bid Loans.
                         Loan Documents shall mean this Agreement, the Bid
Loan Notes, the Revolving Credit Notes, the Guaranty Agreement, the Guaranty Joinders and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.
                         Loan Parties shall mean the Borrower and the
Guarantors.
                         Margin shall have the meaning set forth in Section
3.01.
                         Material Adverse Change shall mean any of the
following events or circumstances: (i) a net loss reflected on any of the audited consolidated year-end financial statements of the Borrower and its Subsidiaries, delivered pursuant to Section
8.03(b) hereof, in excess of $25,000,000; (ii) a cumulative net loss during the term of this Agreement, reflected on the audited consolidated year-end financial statements of the Borrower and its Subsidiaries, delivered pursuant to Section 8.03(b) hereof, in excess of $25,000,000; or (iii) the occurrence of an Event of Default under Section 9.01(e), (g), (h), (i), (k), (m), or (n) hereof. For the purposes of the foregoing clauses (i) and (ii), a "net loss" shall be determined without regard to any loss resulting from a change in accounting principles.
                         Month, with respect to an Interest Period under
the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest
Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest
Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.
                         Moody's shall mean Moody's Investors Service, Inc.
or any successor.
                         Multiemployer Plan shall mean any employee benefit
plan which is a "multiemployer plan" within the meaning of
Section 4001(a)(3) of ERISA and to which the Borrower or any other member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five
Plan years, has made or had an obligation to make such contributions.
                         Multiple Employer Plan shall mean a Plan which has
two or more contributing sponsors (including the Borrower or any other member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections
4063 and 4064 of ERISA.
                         Note shall mean any Revolving Credit Note or Bid
Loan Note.
                         Notices shall have the meaning assigned to that
term in Section 11.06.
                         Obligation shall mean any obligation or liability
of the Loan Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes or any other Loan Document.
                         Offered Amount shall have the meaning assigned to
such term in Section 3.02.
                         Official Body shall mean any national, federal,
state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.
                         PBGC shall mean the Pension Benefit Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
                         Permitted Liens shall mean:
               (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;
               (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;
               (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;
               (iv) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;
               (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;
               (vi) Liens on property leased by the Borrower or any of its Subsidiaries under capital and operating leases securing obligations of the Borrower or its Subsidiaries to the lessor under such leases;
               (vii) Liens created under or in connection with the First Mortgage Bond Indenture and Liens permitted by the First Mortgage Bond Indenture;
               (viii)                      Purchase Money Security Interests;
               (ix) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or
(B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in the aggregate, do not materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan
Documents:
                                  (1)      Claims or Liens for taxes,
assessments or charges due and payable and subject to interest or penalty, provided that the Borrower and its Subsidiaries maintain such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;
                                  (2)      Claims, Liens or
encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;
                                  (3)      Claims or Liens of mechanics,
                 materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or
                                  (4)      Liens resulting from adverse
judgments;
               (x) Leases, licenses or similar rights to use property of the Borrower or any of its Subsidiaries whereunder the Borrower or any of its Subsidiaries is lessor, licensor or the equivalent thereof upon fair and reasonable terms;
               (xi) Liens existing on Property at the time such Property is acquired by the Borrower or any of its Subsidiaries, whether or not the Indebtedness secured thereby is assumed by the Borrower or such Subsidiary;
               (xii)                       Liens existing on Property
of a Person at the time such Person is merged into or consolidated with the Borrower or any of its Subsidiaries or all or substantially all of the Property of any Person are sold, leased or otherwise transferred to the Borrower or any of its Subsidiaries; or
               (xiii) Liens resulting from extensions, renewals, refinancings and refundings of Indebtedness secured by any Permitted Liens, provided that there is no increase in the outstanding principal amount of the Indebtedness secured thereby and any new Lien attaches only to the same Property theretofore subject to such earlier Lien.
                         Person shall mean any individual, corporation,
partnership, association, joint-stock company, trust, unincorporated organization, joint venture, limited liability company, government or political subdivision or agency thereof, or any other entity.
                         Plan shall mean at any time an employee pension
benefit plan (including a Multiple Employer Plan but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.
                         PNC Bank shall mean PNC Bank, Kentucky, Inc., its
successors and assigns.
                         Potential Default shall mean any event or
condition which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.
                         Principal Office shall mean the principal banking
office of the Agent in Louisville, Kentucky.
                         Prohibited Transaction shall mean any prohibited
transaction as defined in Section 4975 of the Internal Revenue
Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.
                         Property shall mean all real property, both owned
and leased, of the Borrower.
                         Purchase Money Security Interest shall mean a Lien
upon tangible personal property securing loans to the Borrower or a Subsidiary of the Borrower or deferred payments by the Borrower or a Subsidiary of the Borrower for the purchase of such tangible personal property; provided that the amount of Indebtedness secured thereby does not exceed the purchase price therefor.
                         Purchasing Bank shall mean a Bank which becomes a
party to this Agreement by executing an Assignment and Assumption
Agreement.
                         Ratable Share shall mean the proportion that a
Bank's Commitment bears to the Commitments of all of the Banks.
                         Regulated Substances shall mean any substance,
including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, byproducts, coproducts, impurities, dust, scrap, heavy metals, any substance defined as a "hazardous substance," "pollutant," "pollution," "contaminant,"
"hazardous or toxic substance," "extremely hazardous substance,"
"toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste,"
"mixed waste," "infectious waste," "chemotherapeutic waste,"
"medical waste," "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.
                         Reportable Event means a reportable event
described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.
                         Requested Amount shall have the meaning assigned
to such term in Section 3.01.
                         Required Banks shall mean (i) prior to a
termination of Commitments hereunder pursuant to Section 9.02, Banks whose Commitments collectively equal at least 51% of the Commitments of all of the Banks, and (ii) after a termination of Commitments hereunder pursuant to Section 9.02, Banks whose Revolving Credit Loans and Bid Loans collectively equal at least
51% of the total Revolving Credit Loans and Bid Loans outstanding.
                         Revolving Credit Euro-Rate Option shall mean the
option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.01(a)(ii).
                         Revolving Credit Euro-Rate Spread shall have the
meaning set forth in Section 4.01(a)(ii).
                         Revolving Credit Interest Period, for a Revolving
Credit Loan bearing interest at the Euro-Rate, shall have the meaning given to such term in Section 4.02 and, for a Revolving
Credit Loan bearing interest at the Base Rate, shall mean a period commencing on the date such Loan is made and ending on the 364th day thereafter, unless such day is not a Business Day in which case such period shall end on the next preceding day which is a Business Day; provided, however, that (i) such period shall not extend beyond the Expiration Date and (ii) the Revolving
Credit Interest Period for a Revolving Credit Loan bearing interest at the Base Rate that results from the conversion pursuant to Section 4.04 or 4.05 hereof of a Revolving Credit
Loan bearing interest at the Euro-Rate shall be a period commencing on the last day of the Interest Period for such Revolving Credit Loan bearing interest at the Euro-Rate and ending on the 364th day after the Borrowing Date for such Revolving Credit Loan bearing interest at the Euro-Rate, unless such day is not a Business Day in which case such Interest Period shall end on the next preceding day which is a Business Day.
                         Revolving Credit Interest Rate Option shall mean
any Revolving Credit Euro-Rate Option or the Base Rate Option.
                         Revolving Credit Loans shall mean collectively and
Revolving Credit Loan shall mean separately all Revolving Credit
Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to Section 2.01. A Bid Loan is not a Revolving Credit Loan, except that it will be treated as a Revolving Credit Loan following a termination of the Commitments hereunder pursuant to Section 9.02 as provided in
Section 9.03.
                         Revolving Credit Loan Request shall mean a request
for Revolving Credit Loans made in accordance with Section 2.04 or a request to select, convert to or renew a Euro-Rate Option in accordance with Section 4.02.
                         Revolving Credit Notes shall mean collectively and
Revolving Credit Note shall mean separately all the Revolving
Credit Notes of the Borrower in the form of Exhibit 1.01(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
                         SEC Reports shall have the meaning given to such
term in Section 6.01(g).
                         Second-Level Debt Rating shall mean a Borrower
Debt Rating of equal to or better than A- but less than AA- if the rating is provided by Standard & Poor's or equal to or better than A3 but less than Aa3 if the rating is provided by Moody's.
                         Secured Public Indebtedness shall mean the secured
unguaranteed public Indebtedness of the Borrower listed on
Schedule 1.01(S) and any other secured or unsecured public
Indebtedness hereafter issued by the Borrower which is issued to refinance or refund such Indebtedness.
                         Significant Subsidiary shall have the meaning
given to such term in Regulation S-X of The Securities and Exchange Commission.
                         Standard & Poor's shall mean Standard & Poor's
Corporation or any successor.
                         Subsidiary of any Person at any time shall mean
(i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, or (ii) any corporation, trust, partnership or other entity which is controlled by such Person or one or more of such Person's Subsidiaries.
                         Third-Level Debt Rating shall mean a Borrower Debt
Rating equal to or better than BBB but less than A- if the rating is provided by Standard & Poor's or equal to or better than Baa2 but less than A3 if the rating is provided by Moody's.
                         Transferor Bank shall mean the selling Bank
pursuant to an Assignment and Assumption Agreement.
          1.02 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other
Loan Documents:
               (a) references to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";
               (b) references to "determination" of or by the Agent or the Banks shall be deemed to include good faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good faith beliefs by the Agent or the Banks
(in the case of qualitative determinations) and such determination (unless otherwise expressly provided herein) shall be conclusive absent manifest error;
               (c) whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;
               (d) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or such other Loan
Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;
               (e) the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any) preceding this Agreement or such other Loan
Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan
Document or the interpretation thereof in any respect;
               (f) article, section, subsection, clause, schedule and exhibit references are to this Agreement or such other Loan Document, as the case may be, unless otherwise specified;
               (g) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;
               (h) reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;
               (i) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including"; and
               (j) references to "shall" and "will" are intended to have the same meaning.
          1.03 Accounting Principle. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.
ARTICLE II
REVOLVING CREDIT FACILITY
          2.01 Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit
Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date in an aggregate principal amount not to exceed at any one time such Bank's
Commitment. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.01.
          2.02           Nature of Banks' Obligations with Respect to
Revolving Credit Loans. Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.05 in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Commitment, and the aggregate of the Revolving Credit Loans and Bid Loans may not exceed the Commitments. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration
Date.
          2.03 Facility Fees. Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Commitment hereunder, a nonrefundable facility fee (the
"Facility Fee") equal to the amount of such Bank's Commitment times a percentage (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) which shall be determined daily based on the Borrower Debt Rating in effect at such time as follows:


Borrower Debt Rating       Facility Fee Rate
First-Level Debt Rating    [CONFIDENTIAL
                           TREATMENT REQUESTED]%

Second-Level Debt Rating   [CONFIDENTIAL
                           TREATMENT REQUESTED]%

Third-Level Debt Rating    [CONFIDENTIAL
                           TREATMENT REQUESTED]%

Fourth-Level Debt Rating   [CONFIDENTIAL
                           TREATMENT REQUESTED]%

All Facility Fees shall be payable in arrears on the first
Business Day of each April, July, October and January after the date hereof commencing on April 1, 1996 and on the Expiration
Date or upon acceleration of the Notes.

          2.04 Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Banks to make Revolving
Credit Loans,  by delivering to the Agent, not later than
(i) 9:00 a.m. Louisville, Kentucky time three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies;
and (ii) 11:00 a.m. Louisville, Kentucky time on the proposed
Borrowing Date with respect to the making of a Revolving Credit
Loan to which the Base Rate Option applies of a duly completed request therefor substantially in the form of Exhibit 2.05 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Revolving Credit Loan
Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation, provided that such individual identifies himself or herself as an Authorized Officer. Each Revolving Credit Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date;
(ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, which shall be in integral multiples of $1,000,000 and not less than $1,000,000 for each Borrowing Tranche to which the Revolving Credit Euro-Rate Option applies and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches to which the Base Rate
Option applies; (iii) whether the Euro-Rate Option or Base Rate
Option shall apply to the proposed Revolving Credit Loans comprising the Borrowing Tranche; and (iv) an appropriate
Interest Period for the Loans comprising such Borrowing Tranche.
          2.05 Making Revolving Credit Loans. The Agent shall, promptly after receipt by it of a Revolving Credit Loan Request pursuant to Section 2.04, notify the Banks of its receipt of such Revolving Credit Loan Request specifying: (i) the proposed
Borrowing Date and the time and method of disbursement of such Revolving Credit Loans; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period; and
(iii) the apportionment among the Banks of the Revolving Credit
Loans as determined by the Agent in accordance with Section 2.02.
Each Bank shall remit the principal amount of each Revolving
Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose, fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. Louisville, Kentucky time on the Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit
Loans of such Bank on the Borrowing Date and such Bank shall be subject to the repayment obligation in Section 10.16.
Notwithstanding the foregoing provisions of this Section 2.05, to the extent a Revolving Credit Loan made by a Bank matures on the Borrowing Date of a requested Revolving Credit Loan or Bid Loan, such Bank shall apply the proceeds of such Revolving Credit Loan or Bid Loan it is then making to the repayment of the principal of the maturing Revolving Credit Loan.
          2.06           Revolving Credit Notes and Repayment.
               (a) Revolving Credit Notes. The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.
               (b)                Repayment.  Each Revolving
Credit Loan shall be paid in full by the Borrower on the last day of the Revolving Credit Interest Period applicable to such Loan, except that in the event a Revolving Credit Loan bearing interest at the Euro-Rate is automatically converted pursuant to
Section 4.05 hereof to a Revolving Credit Loan bearing interest at the Base Rate, such Revolving Credit Loan shall be paid in full by the Borrower on the last day of the Interest Period applicable to such Revolving Credit Loan bearing interest at the Base Rate.
          2.07 Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used for general corporate purposes of the Borrower, including without limitation, providing a source of funds to be available for the payment, when and if due, of the purchase price of the Bonds.
          2.08 Reduction of Commitment. The Borrower shall have the right at any time and from time to time upon five (5)
Business Days' prior written notice to the Agent to permanently reduce, in minimum amounts of $5,000,000 and whole multiples of $1,000,000 of principal, or terminate, the Commitments without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by the payment in full of any Facility Fee then accrued on the amount of such reduction or termination and provided that the amount of Loans outstanding may not exceed the amount of Commitments after such reduction (any repayment of Loans on or before the date of such reduction shall be subject to
Section 5.05). From the effective date of any such reduction or termination, the obligations of the Borrower to pay the Facility
Fee pursuant to Section 2.03 shall correspondingly be reduced or cease.
ARTICLE III
BID LOANS
          3.01 Bid Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request that the Banks make Euro-Rate Bid Loans or Fixed Rate Bid Loans by delivering to the Agent not later than 9:00 a.m. Louisville, Kentucky time one (1) Business Day prior to the proposed Borrowing Date if it is a Fixed Rate Bid Loan and 9:00 a.m. Louisville, Kentucky time four (4) Business Days prior to the proposed Borrowing Date if it is a Euro-Rate Bid Loan of a duly completed request therefor substantially in the form of
Exhibit 3.01 or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Bid Loan
Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation, provided that such individual identifies himself or herself as an Authorized Officer. Each Bid Loan Request shall be irrevocable and shall specify the following:
               (i)                the proposed Borrowing Date;
               (ii) whether the Borrower desires that such Bid Loan bear interest (A) at a fixed rate per annum (which shall be expressed in the form of a decimal to no more than four places and computed on a year of 365 or 366 days) specified by the Bank making such Bid Loan in its Bid (a "Fixed Rate Bid Loan") or (B) the Euro-Rate plus or minus a margin (the "Margin") (which shall be expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places and based on a year of 360 days) as specified by the Bank making such Bid Loan in its Bid (a "Euro-Rate Bid Loan");
               (iii)                       the term of the
proposed Bid Loan (the "Bid Loan Interest Period"), which may be no less than seven (7) days and no longer than two hundred and seventy (270) days in the case of a Fixed Rate Bid Loan or one, two, three or six Months in the case of a Euro-Rate Bid Loan and in either instance, such term may not extend beyond the Expiration Date; and
               (iv)               the maximum principal
amount (the "Requested Amount") of such Bid Loan, which shall be not less than $1,000,000 and shall be an integral multiple of $1,000,000 if it is a Euro-Rate Bid Loan or an integral multiple of $100,000 if it is a Fixed Rate Bid Loan. After giving effect to such Bid Loan and any Revolving Credit Loan made on or before the Borrowing Date, the aggregate amount of all Revolving Credit
Loans and Bid Loans outstanding shall not exceed the aggregate amount of the Commitments of the Banks.
          3.02           Bidding for, Accepting and Making Bid Loans.
               (a)                Bidding.  The Agent shall
promptly after receipt by it of a Bid Loan Request pursuant to
Section 3.01 notify the Banks of its receipt of such Bid Loan
Request, specifying (i) the proposed Borrowing Date, (ii) the Bid
Loan Interest Period, (iii) the principal amount of the proposed
Bid Loan and (iv) whether such Bid Loan is to be a Euro-Rate Bid
Loan or a Fixed Rate Bid Loan.  Each Bank may submit a bid (a
"Bid") to the Agent by telephone (immediately confirmed in writing in the form of Exhibit 3.02 by letter, facsimile or telex) not later than 10:00 a.m. Louisville, Kentucky time on the proposed Borrowing Date specified in the Bid Loan Request in the case of a Fixed Rate Bid Loan and 10:00 a.m. Louisville, Kentucky time three (3) Business Days before the proposed Borrowing Date in the case of a Euro-Rate Bid Loan. Each Bid shall specify:
(A) the principal amount of proposed Bid Loans offered by such Bank (the "Offered Amount"), which (i) may be less than, but shall not exceed, the Requested Amount, (ii) shall be at least
$1,000,000 and shall be an integral multiple of $1,000,000 if it is a Euro-Rate Bid Loan or an integral multiple of $100,000 if it is a Fixed Rate Bid Loan, and (iii) may exceed such Bank's
Revolving Credit Commitment, and (B) the interest rate in the case of a Fixed Rate Bid Loan or the Margin in the case of a Euro-Rate Bid Loan applicable to such proposed Bid Loan offered by such Bank. If any Bid omits information required hereunder, the Agent may in its sole discretion attempt to notify the Bank submitting such Bid. If the Agent so notifies a Bank, such Bank may resubmit its Bid, provided that it does so prior to 10:00 a.m. Louisville, Kentucky time on the Borrowing Date in the case of a Fixed Rate Bid Loan or 10:00 a.m. Louisville, Kentucky time three (3) Business Days before the Borrowing Date in the case of a Euro-Rate Bid Loan. The Agent shall promptly notify the Borrower of each Bid provided that the Agent has received such Bid on or before 10:00 a.m. Louisville, Kentucky time on the Borrowing Date in the case of a Fixed Rate Bid Loan or 10:00 a.m. Louisville, Kentucky time three (3) Business Days before the
Borrowing Date in the case of a Euro-Rate Bid Loan. If the Agent in its capacity as a Bank shall, in its sole discretion, make a Bid, it shall notify the Borrower of such Bid before 9:30 a.m.
Louisville, Kentucky time on the Borrowing Date in the case of a Fixed Rate Bid Loan or 9:30 a.m. Louisville, Kentucky time three (3) Business Days before the Borrowing Date in the case of a Euro-Rate Bid Loan.
               (b)                Accepting Bids.  The
Borrower shall, in its sole discretion, irrevocably accept or reject Bids. The Borrower shall notify the Agent of its acceptance or rejection by telephone (immediately confirmed in writing by letter, facsimile or telex). If the Borrower elects to accept any Bids, its acceptance must meet the following conditions: (1) such acceptance must be received by the Agent by 11:00 a.m. Louisville, Kentucky time on the Borrowing Date if the Borrower is accepting a Bid for a Fixed Rate Bid Loan and by 11:00 a.m. Louisville, Kentucky time three (3) Business Days before the Borrowing Date if the Borrower is accepting a Bid for a Euro-Rate Bid Loan; (2) the total amount which the Borrower accepts from all Banks must equal or exceed $1,000,000 and be in an integral multiple of $1,000,000 if it is a Euro-Rate Bid Loan or an integral multiple of $100,000 if it is a Fixed Rate Bid
Loan and in either instance may not exceed the Requested Amount;
(3) the Borrower must accept Bids based solely on the amount of the interest rates of each Bid in ascending order of the amount of such interest rates; (4) the Borrower may not borrow Bid Loans from any Bank on the relevant Borrowing Date in an amount exceeding such Bank's Offered Amount; (5) if two (2) or more
Banks make Bids at the same interest rate and the Borrower desires to accept a portion but not all of the Bids at such interest rate, the Borrower shall accept a portion of each Bid equal to the product of the Offered Amount of such Bid times the fraction obtained by dividing the total amount of Bids which the Borrower is accepting at such interest rate by the sum of the Offered Amounts of the Bids at such rate; provided that the Borrower shall round the Bid Loan allocated to each such Bank upward or downward as the Borrower may select to an integral multiple of $500,000 if it is a Euro-Rate Bid Loan or an integral multiple or $100,000 if it is a Fixed Rate Bid Loan. The Agent shall (i) promptly notify a Bank that has made a Bid of the amount of its Bid that was accepted or rejected by the Borrower and (ii) as promptly as practical notify all of the Banks of all Bids submitted and those which have been accepted.
               (c)                Funding Bid Loans.  Each
Bank whose Bid or portion thereof is accepted shall remit the principal amount of its Bid Loan to the Agent by 1:00 p.m.
Louisville, Kentucky time on the Borrowing Date. The Agent shall make such funds available to the Borrower on or before 2:00 p.m.
on the Borrowing Date, provided that the conditions precedent to the making of such Bid Loan set forth in Section 7.02 have been satisfied not later than 10:00 a.m. Louisville, Kentucky time on the proposed Borrowing Date. The Agent may assume that the Borrower has satisfied such conditions precedent if the Borrower has not notified the Agent that the Borrower has not satisfied any conditions precedent. Notwithstanding the foregoing provisions of this Section 3.02, to the extent a Bid Loan made by a Bank matures on the Borrowing Date of a requested Revolving
Credit Loan or Bid Loan from the same Bank, such Bank shall apply the proceeds of such Revolving Credit Loan or Bid Loan it is then making to the repayment of the principal of the maturing Bid
Loan.
               (d)                Several Obligations.  The
obligations of the Banks to make Bid Loans after their Bids have been accepted are several. No Bank shall be responsible for the failure of any other Bank to make any Bid Loan which another Bank has agreed to make.
               (e)                Interest Periods.  If any
Bid Loan Interest Period under the Bid Loan Euro-Rate Option is scheduled to end on a date which is not a Business Day, such Bid
Loan Interest Period shall be extended to the next succeeding
Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Each Bid Loan shall be paid in full by the Borrower on the last day of the Bid Loan Interest Period applicable to such Bid Loan.
          3.03           Bid Loan Notes.  The obligation
of the Borrower to repay the aggregate unpaid principal amount of the Bid Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Bid Loan Note dated as of the Closing Date payable to the order of such Bank in a face amount equal to the aggregate Revolving Credit Commitments of all of the Banks.
ARTICLE IV
INTEREST RATES
          4.01           Interest Rate Options.  The Borrower
shall pay interest in respect of the outstanding unpaid principal amount of each Revolving Credit Loan for the period from and including the date of such Loan to, but excluding the date such Loan shall be paid in full, at the rate selected by it from the Base Rate Option or Euro-Rate Option set forth below applicable to the Revolving Credit Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Revolving Credit Loans comprising different Borrowing Tranches, provided that there shall not be at any one time outstanding more than eight (8) Borrowing Tranches in the aggregate among all the Revolving Credit Loans. If at any time the designated rate applicable to any Revolving Credit Loan or Bid Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Revolving Credit Loan or Bid Loan shall be limited to such Bank's highest lawful rate.
               (a)                Revolving Credit
Interest Rate Options. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:
                                  (i)      Base Rate Option:  A
fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or
                                  (ii)     Revolving
Credit Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-
Rate plus a percentage rate per annum (the "Revolving Credit
Euro-Rate Spread") which shall be determined on a daily basis based on the Borrower Debt Rating in effect at the close of business on such day as follows:

Borrower Debt Rating              Euro-Rating Spread
First-Level Debt Rating     [CONFIDENTIAL TREATMENT REQUESTED]%
Second-Level Debt Rating    [CONFIDENTIAL TREATMENT REQUESTED]%

Third-Level Debt Rating     [CONFIDENTIAL TREATMENT REQUESTED]%

Fourth-Level Debt Rating    [CONFIDENTIAL TREATMENT REQUESTED]%

The Revolving Credit Euro-Rate Spread applicable to all Loans outstanding under the Revolving Credit Euro-Rate Option shall change on the effective date of any change in the Borrower Debt
Rating pursuant to Section 8.01(j).

              (b)                 Rate Quotations.  The
Borrower may call the Agent on or before the date on which a request for a Loan under a Revolving Credit Euro-Rate Option is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.
          4.02           Interest Periods for Revolving
Credit Loans at the Euro-Rate. At any time when the Borrower shall select a Revolving Credit Euro-Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such Revolving Credit Euro-Rate
Option by delivering a Revolving Credit Loan Request. The notice shall specify an interest period (the "Revolving Credit Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be one, two, three or six Months, provided, that:
               (a)                any Revolving Credit
Interest Period under the Revolving Credit Euro-Rate Option which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;
               (b)                each Borrowing Tranche of
Loans subject to any Revolving Credit Euro-Rate Option shall be in integral multiples of $1,000,000 and not less than $1,000,000;
and
               (c)                the Borrower shall not select
a Revolving Credit Interest Period for any portion of the Loans that would end after the Expiration Date.
          4.03           Interest After Default.  To the
extent permitted by Law, upon the declaration of an Event of Default by the Agent and until such time as such Event of Default shall have been cured or waived:
               (a)                the rate of interest for
each Revolving Credit Loan and Bid Loan otherwise respectively applicable pursuant to Section 3.02 or Section 4.01 shall be equal to 2.0% per annum plus the rate of interest otherwise applicable to such Loan; and
               (b)                each other Obligation
hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2% per annum from the time such Obligation becomes due and payable and until it is paid in full.
                 The Borrower acknowledges that such
increased rates reflect, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and, all such interest shall be payable by Borrower upon demand by Agent.
          4.04           Euro-Rate Unascertainability and Illegality.
               (a)                If on any date on which a
Euro-Rate would otherwise be determined, the Agent shall have determined that:
                                  (i)      adequate and reasonable
means do not exist for ascertaining such Euro-Rate, or
                                  (ii)     a contingency has
occurred which materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate, or
               (b)                if at any time any Bank shall
have determined that:
                                  (i)      the making, maintenance
or funding of any Revolving Credit Loan to which a Euro-Rate
Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or
                                  (ii)     such Euro-Rate
Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Revolving
Credit Loan, or
                                  (iii)            after making
all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a proposed Revolving Credit Loan to which a Euro-Rate Option applies are not available to such Bank with respect to such Loan in the London interbank market, then, in the case of any event specified in subsection
(a) above, the Agent shall promptly so notify the Banks and the Borrower thereof and in the case of an event specified in subsection (b) above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice
(which shall not be earlier than the date such notice is given) the obligation of (A) the Banks in the case of such notice given by the Agent or (B) such Bank in the case of such notice given by such Bank to allow the Borrower to select a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under subsection (a) of this Section 4.04 and the Borrower has previously notified the Agent of its selection of a Euro-Rate
Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for the termination of the Borrower's request (without penalty) for such Loans if the Borrower has requested Euro-Rate Bid Loans and for the selection of the Base Rate Option with respect to such Loans if the Borrower has requested Loans under the Revolving Credit Euro-Rate Option. If any Bank notifies the Agent of a determination under subsection (b) of this Section 4.04, the Borrower shall, subject to the Borrower's indemnification
Obligations under Section 5.05(b), as to any Revolving Credit
Loan of such Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loans or prepay such Loan in accordance with Section 5.04. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.
          4.05           Selection of Interest Rate Options.  If
the Borrower fails to give a Borrowing Notice for a Borrowing
Tranche of Revolving Credit Loans bearing interest at the Euro-
Rate prior to the expiration of an existing Interest Period applicable to such Borrowing Tranche, such Borrowing Tranche shall be converted automatically to the Base Rate Option commencing upon the last day of the existing Interest Period.
ARTICLE V
PAYMENTS
          5.01           Payments.  All payments of principal
or interest made in respect of Bid Loans and payments or prepayments to be made in respect of principal or interest on the Revolving Credit Loans, Facility Fees, Agent's Fee, Bid Loan Processing Fees or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. (Louisville, Kentucky time) on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature (other than deductions for the withholding of United States federal income tax which is due and payable by a Bank in connection with the income it receives hereunder, provided the Agent has elected not to make such withholdings), and an action therefor shall immediately accrue.
Such payments shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 11:00 a.m. (Louisville, Kentucky time) by the Agent and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.
          5.02           Pro Rata Treatment of Banks.  Each
borrowing of a Revolving Credit Loan shall be allocated to each Bank according to its Ratable Share (irrespective of the amount of Bid Loans outstanding), and each selection of or conversion to any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal or interest on the Revolving Credit Loans, Facility Fees, or other fees (except for the Agent's Fee and the Bid Loan Processing Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Revolving Credit Loans, shall (except as provided in Section 4.04(b) [Euro-Rate Unascertainable], 5.04(b) [Voluntary Prepayments] or 5.05 [Additional Compensation in Certain Circumstances]) be made in proportion to the Revolving Credit Loans outstanding from each Bank and if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank. Each borrowing, payment or prepayment by the Borrower with respect to principal and interest due from the Borrower hereunder to any of the Banks with respect to each Borrowing Tranche of Bid Loans (except as provided in Section 5.05) shall be made in proportion to the Bid Loans within such Borrowing Tranche outstanding from each Bank.
          5.03           Interest Payment Dates.  Interest
on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each April, July, October and January after the date hereof commencing on April 1, 1996 and on the Expiration Date or upon acceleration of the Notes. Interest on Fixed Rate Bid Loans or any Loans (including Euro-Rate Bid Loans) to which the Euro-Rate Option applies shall be due and payable in arrears on the last day of each Interest
Period for those Loans and also in arrears on the day which is three (3) months after the first day of such Interest Period if such Interest Period is greater than three (3) months and on the Expiration Date or acceleration of the Notes. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).
          5.04           Voluntary Prepayments.
               (a)                The Borrower may not prepay
the Bid Loans. The Borrower shall have the right at its option from time to time to prepay the Revolving Credit Loans in whole or part without premium or penalty (except as provided in subsection (b) below or in Section 5.05):
                                  (i)      at any time
with respect to any Revolving Credit Loan to which the Base Rate
Option applies,
                                  (ii)     on the last day
of the applicable Interest Period with respect to Revolving
Credit Loans to which a Euro-Rate Option applies, and
                                  (iii)            on the
date specified in a notice by any Bank pursuant to Section
4.04(b) [Euro-Rate Unascertainable] with respect to any Revolving Credit Loan to which a Euro-Rate Option applies.
                 Whenever the Borrower desires to prepay any part of the Revolving Credit Loans, it shall provide a prepayment notice to the Agent at least one (1) Business Day prior to the date of prepayment of Revolving Credit Loans setting forth the following information:
                    (y)                    the date, which
shall be a Business Day, on which the proposed prepayment is to be made; and
                    (z)                    the total
principal amount of such prepayment, which shall not be less than $500,000.
                 All prepayment notices shall be irrevocable.
The principal amount of the Revolving Credit Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Revolving Credit Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. If the Borrower prepays a Revolving Credit Loan but fails to specify the applicable
Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Revolving Credit Loans to which the Base Rate Option applies, then to Revolving Credit Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under
Section 5.05(b).
               (b)                In the event any
Bank (i) gives notice under Section 4.04(b) or Section 5.05(a),
(ii) does not fund Revolving Credit Loans or Bid Loans which it is obligated to fund because the making of such Loans would contravene any Law applicable to such Bank, (iii) does not approve any action as to which consent of the Required Banks is requested by the Borrower and obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole together with all interest accrued thereon and terminate such Bank's Commitment, within ninety (90) days after (w) receipt of such Bank's notice under Section 4.04(b) or 5.05(a), (x) the date such Bank has failed to fund Revolving Credit Loans or Bid Loans which it is obligated to fund because the making of such Loans would contravene any Law applicable to such Bank, (y) the date of obtaining the consent which such Bank has not approved, or
(z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Section 5.05 and any accrued interest due on such amount and any related fees; provided, however, that the Commitment of such Bank shall be provided by one or more of the remaining Banks or a replacement bank reasonably acceptable to the Agent or, if not so provided by a Bank or replacement bank, terminated; provided, further, the remaining Banks shall have no obligation hereunder to increase their Commitments or provide the Bid Loan of such Bank. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section
10.14.  No replacement or termination of a Bank under this
Section 5.04(b) shall affect such Bank's rights in respect of matured or unmatured unreimbursed claims or potential claims under Sections 5.05 and 11.03.
          5.05           Additional Compensation in
Certain Circumstances.
               (a)                Increased Costs
or Reduced Return Resulting from Taxes, Reserves, Capital
Adequacy Requirements, Expenses, Etc. If any new, or change in any existing, Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any new, or change in any existing, request or directive (whether or not having the force of Law) of any central bank or other Official Body, in each case occurring after the date hereof:
                                  (i)      subjects any
Bank to any tax or changes the basis of taxation with respect to this Agreement, the Revolving Credit Notes, Bid Notes, the
Revolving Credit Loans, the Bid Loans or payments by the Borrower of principal, interest, Facility Fees or other amounts due from the Borrower hereunder or under the Revolving Credit Notes or the Bid Notes (except for taxes on the overall net income of such Bank),
                                  (ii)     imposes, modifies
or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or
                                  (iii)            imposes,
modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Revolving Credit Notes, the Bid Notes or the making, maintenance or funding of any part of the Revolving Credit Loans or Bid Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income or return or additional expense, provided that a Bank shall not give the Borrower notice hereunder unless the Bank is generally imposing such increased costs on its similarly situated customers. Such notice shall be delivered within thirty (30) Business Days after such Bank becomes aware of such increase of costs, reduction of income or return or imposition of expense and shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.
               (b)                Indemnity.  In addition
to the compensation required by subsection (a) of this Section
5.05, the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to the Euro-Rate Option or Bid Loan Fixed Rate Option) which such Bank sustains or incurs as a consequence of any:
                                  (i)      payment,
prepayment, conversion or renewal of any Loan to which the Euro-
Rate Option or Bid Loan Fixed Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),
                                  (ii)     attempt by the
Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice relating to Revolving
Credit Loan Requests under Section 2.04 or Section 4.02 or prepayments under Section 5.04,
                                  (iii)            a Potential
Default or Event of Default under this Agreement or any other
Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal of or interest on the Revolving Credit Loans or Bid Loans, Facility Fees or any other Obligations due hereunder, or
                                  (iv)     payment or
prepayment of any Bid Loan on a day other than the maturity date thereof (whether or not such payment or prepayment is mandatory or voluntary).
                 If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
          6.01 Representations and Warranties. The Borrower represents and warrants to the Agent and each of the Banks as follows:
               (a)                Organization and Qualification.
The Borrower and each of its Significant Subsidiaries is a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Borrower and each of its Subsidiaries has the corporate power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. The Borrower and each of its Subsidiaries is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except in jurisdictions in which the failure to be in good standing or to be so qualified or licensed would not result in a Material Adverse Change.
               (b)                Capitalization and Ownership.
At October 31, 1995, the authorized capital stock of the Borrower consists of 75,000,000 common shares, of which 21,294,223 shares were issued and outstanding, and preferred stock as described in the SEC Reports. All of such common shares have been validly issued and are fully paid and nonassessable and owned by LG&E
Energy Corp. The Borrower has not granted any options, warrants or other rights outstanding to purchase any such common shares.
               (c)                Subsidiaries.  On the
Closing Date, the Borrower has no Subsidiaries.
               (d)                Power and Authority. Each
Loan Party has full corporate power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party and all such actions have been duly authorized by all necessary proceedings on its part.
               (e)                Validity and Binding Effect.
This Agreement has been duly and validly executed and delivered by the Borrower, and each other Loan Document which the Borrower or any other Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by the Borrower or such other Loan Party on the required date of delivery of such Loan Document. This Agreement and each other
Loan Document constitutes, or will when executed constitute, legal, valid and binding obligations of each Loan Party on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or general principles of equity, including without limitation, any equitable principles which limit the right of specific performance.
               (f)                No Conflict.  Neither
the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by it will conflict with, constitute a default under or result in any breach of
(i) the terms and conditions of the Articles of Incorporation, by-laws or other organizational documents of any Loan Party or
(ii) except as set forth in subsection (m) of this Section 6.01, any Law or of any material agreement or instrument or order (including without limitation the FERC Order), writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party.
               (g)                Litigation.  Except as
disclosed in any Forms 10-K, 10-Q or 8-K filed by the Borrower with the Securities and Exchange Commission and delivered to the Agent prior to the Closing Date (the "SEC Reports"), there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary of the Borrower at law or equity before any Official
Body which individually or in the aggregate may result in any Material Adverse Change. Neither the Borrower nor any Subsidiary of the Borrower is in violation of any order, writ, injunction or decree of any Official Body which is reasonably likely to result in any Material Adverse Changes.
               (h)                Title to Properties.  Each
of the Borrower and its Subsidiaries has good and marketable title to or valid leasehold interest in all of its properties, assets and other rights material to the operations of the Borrower and its Subsidiaries taken as a whole which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property material to the operations of the Borrower and its Subsidiaries taken as a whole are in full force and effect without the necessity for any consent which has not previously been obtained for the consummation of the transactions contemplated hereby.
               (i)                Financial Statements.
                    (A)                    Historical Statements.
The Borrower has delivered to the Agent copies of its audited year-end financial statements for and as of the end of the three
(3) fiscal years ended December 31, 1994 (the "Annual
Statements"). In addition, the Borrower has delivered to the Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended September 30, 1995 (the "Interim
Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, present fairly the consolidated financial condition of the Borrower as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP and, except as otherwise stated therein, consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.
                    (B)                    Accuracy of
Financial Statements. At the Closing Date, the Borrower has no material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto or the SEC Reports, and except as disclosed therein, there are no unrealized or anticipated losses from any commitments of the Borrower which could reasonably be expected to cause a Material Adverse Change. Since December 31, 1994, no Material Adverse Change has occurred.
               (j)                Margin Stock.  Neither
the Borrower nor any Subsidiary of the Borrower engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any Subsidiary of the Borrower holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Borrower or any Subsidiary of the Borrower are or will be represented by margin stock.
               (k)                Full Disclosure.  Neither
this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished by the Borrower or any Subsidiary of the Borrower to the Agent or any Bank in connection herewith or therewith, contained as of its date any untrue statement of a material fact or omitted as of its date to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially adversely affects the business, property, assets, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole which has not been set forth in this Agreement or in the SEC Reports, Historical Statements, certificates, statements, agreements or other documents furnished in writing by the Borrower to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.
               (l)                Taxes.  All federal,
state and other material tax returns required to have been filed with respect to the Borrower and each of its Subsidiaries have been filed and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received except to the extent that
(i) such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made or (ii) the nonpayment of such taxes, fees, assessments or other changes could not reasonably be expected to result in a Material Adverse Change.
               (m)                Consents and Approvals.
No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other
Person is required by any Law or any agreement in connection with the execution, delivery and, except as described in this subsection (m), carrying out of this Agreement and the other Loan Documents by any Loan Party other than such consents, approvals, exemptions, orders or authorizations that have been obtained and other than such registrations and filings as have been made.
FERC has issued its order (the "FERC Order") authorizing the incurrence by the Borrower of short-term debt in the aggregate principal amount not exceeding $200,000,000 outstanding at any one time, subject to the condition that, among other things, all such short-term debt shall be incurred on or before December 31, 1996, and shall mature no later than December 31, 1997. Such order is in full force and effect. All Loans to be made to the Borrower under this Agreement will constitute short-term debt within the meaning of such order. Additional authorization from FERC will be necessary in order for the Borrower to obtain any Loans under this Agreement after December 31, 1996, or to have outstanding more than $200,000,000 in principal amount of short-term debt (including Loans made under this Agreement). On the Closing Date, the FERC Order is the only consent, approval, exemption, order, authorization, registration or filing required by any Law or any agreement in connection with the execution and delivery of this Agreement and the other Loan Documents by the Borrower. On the Closing Date, the Borrower has no short-term debt (within the meaning of the FERC Order) or commitment to lend such short-term debt other than under this Agreement and the other Loan Documents.
               (n)                No Event of Default;
Compliance with Instruments. No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings to be made on the Closing Date under the Loan Documents which constitutes an Event of Default or Potential Default. No Loan Party is in violation of (i) any term of its certificate of incorporation, by-laws, or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties is subject or bound where such violation could reasonably be expected to constitute a Material Adverse Change.
               (o)                Insurance.  The Borrower
and each of its Significant Subsidiaries has policies of insurance which provide adequate coverage from reputable and financially sound insurers or is self-insured, in each case, in amounts sufficient to insure the assets and risks of the Borrower and each of its Significant Subsidiaries in accordance with prudent business practice in the industry. As of the Closing
Date, no notice has been given or claim made, and no grounds exist, to cancel or avoid any of such policies or any surety bonds or to reduce the coverage provided thereby.
               (p)                Compliance with Laws.
The Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable Laws (other than Environmental Laws, which are specifically addressed in subsection (t)) in all jurisdictions in which the Borrower or any of its Subsidiaries is presently or will be doing business, except where the failure to do so could not reasonably be expected to constitute a Material Adverse Change.
               (q)                Investment Company Act;
Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, and shall not become such an "investment company" or under such "control." As of the Closing Date, the Borrower is not a "holding company" as defined in, and the Borrower is exempt from regulation (except for Section 9(a)(2) thereof) under, The Public Utility Holding Company Act of 1935.
               (r)                Plans and Benefit
Arrangements. The Borrower and each other member of the ERISA
Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC and
(iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.
               (s)                Employment Matters.  The
Borrower and each of its Subsidiaries are in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws, including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply could reasonably be expected to constitute a Material
Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of the Borrower or any of its Subsidiaries which in any case could reasonably be expected to constitute a Material Adverse Change.
               (t)                Environmental Matters.
Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to result in a Material Adverse Change and except as disclosed in the SEC
Reports (i) the Borrower and each of its Subsidiaries are in compliance with all Environmental Laws, (ii) there are no circumstances at, on or under the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under the Property or, to the Borrower's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at the Property, and (iii) neither the Borrower nor any of its Subsidiaries has received any notice that it is considered potentially responsible for any Environmental Conditions on or off of the Property, nor does it have any reason to believe it will receive such a notice.
          6.02           Updates to Representations and
Warranties. Should any of the representations or warranties contained in Section 6.01 become outdated or incorrect in any material respect, the Borrower may and, prior to making any Revolving Credit Loan Request or Bid Loan Request after the
Closing Date, shall promptly provide the Agent a Schedule 7.02 which will contain such revisions or updates to such representation and warranties as may be necessary or appropriate to update or correct same; provided, however that no representation or warranty shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting therefrom be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates set forth in such Schedule 7.02.
ARTICLE VII
CONDITIONS OF LENDING
                 The obligation of each Bank to make Revolving
Credit Loans or Bid Loans hereunder is subject to the performance by the Borrower of its Obligations to be performed hereunder at or prior to the making of any such Revolving Credit Loans or Bid Loans and to the satisfaction of the following further conditions:
          7.01           Closing Date Conditions.  No Loans
shall be made until on or after the Closing Date and each of the conditions set forth below in this Section 7.01 have been satisfied. On the Closing Date:
               (a)                The representations
and warranties of the Borrower contained in Article VI shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of the Borrower, dated the Closing Date and signed by the Chief Executive Officer, President, Treasurer or Chief
Financial Officer of the Borrower, to each such effect.
               (b)                There shall be delivered
to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant
Secretary or Treasurer of the Borrower, certifying as appropriate as to:
                                  (i)      all action taken
by the Borrower in connection with this Agreement and the other
Loan Documents;
                                  (ii)     the names of the
officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Borrower for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and
                                  (iii)            copies of
the organizational documents of the Borrower, including its articles of incorporation and by-laws as in effect on the Closing Date, in the case of the Borrower certified by the appropriate state official where such documents are filed in a state office, together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in each state where it is organized or qualified to do business.
               (c)                The Revolving Credit
Notes, Bid Notes, and each other Loan Document shall have been duly executed and delivered to the Agent for the benefit of the Banks.
               (d)                There shall be delivered
to the Agent for the benefit of each Bank a written opinion of Gardner, Carton & Douglas, counsel for the Borrower, dated the Closing Date substantially in the form of Exhibit 7.01(d)(i).
                (e)               All legal details
and proceedings in connection with the transactions contemplated by the Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.
               (f)                The Borrower shall
pay or cause to be paid to the Agent for itself or for the account of the Banks, as applicable, to the extent not previously paid all fees accrued through the Closing Date and the costs and expenses for which the Agent or the Banks are entitled to be reimbursed.
               (g)                Since December 31, 1994,
no Material Adverse Change shall have occurred; and there shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief
Executive Officer, President, Treasurer or Chief Financial
Officer of the Borrower to such effect.
               (h)                The making of any
Loan on the Closing Date shall not contravene any Law applicable to the Borrower or any of the Banks.
               (i)                No action, proceeding,
investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated hereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other
Loan Documents.
          7.02           Each Loan Made After the Closing
Date.  At the time of making any Revolving Credit Loans or Bid
Loans other than any Revolving Credit Loans or Bid Loans made on the Closing Date hereunder and after giving effect to the proposed borrowings: except as disclosed on Schedule 7.02 (as previously delivered to the Agent and the Banks and accepted by the Required Banks), the representations and warranties of the Borrower contained in Article VI shall be true on and as of the date of such additional Revolving Credit Loans or Bid Loans with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of such Revolving Credit Loans or Bid Loans shall not contravene any Law applicable to the Borrower or any of the Banks; all necessary approvals of the FERC for the requested Loans shall be in full force and effect; and the Borrower shall have delivered to the Agent a duly executed and completed Revolving Credit Loan Request or Bid Loan Request, as applicable, and the Borrower shall represent and warrant in such Revolving Credit Loan Request or Bid Loan Request that (i) the Borrower is not a "holding company" as defined in, and the Borrower is exempt from regulation (except for Section 9(a)(2) thereof) under, The Public Utility Holding Company Act of 1935 or (ii) the Borrower is a "holding Company" as defined in The Public Utility Holding Company Act of 1935, and the Borrower has registered under such Act and is in compliance with such Act in all material respects.
ARTICLE VIII
COVENANTS
          8.01           Affirmative Covenants.  The
Borrower covenants and agrees that until payment in full of the Revolving Credit Loans and Bid Loans and interest thereon, satisfaction of all of the Borrower's other Obligations under the Loan Documents and termination of the Commitments, the Borrower shall comply at all times with the following affirmative covenants:
               (a)                Preservation of Existence,
Etc.. The Borrower shall, and shall cause each of its Significant Subsidiaries to, maintain its corporate existence
(except as otherwise specifically permitted under Section 8.02(b)) and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not result in a Material Adverse Change.
               (b)                Payment of Liabilities,
Including Taxes, Etc.. The Borrower shall, and shall cause each of its Significant Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which could reasonably be expected to result in a Material Adverse Change, provided that the Borrower and its Significant Subsidiaries will pay or bond all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.
               (c)                Maintenance of Insurance.
The Borrower shall, and shall cause each of its Significant Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary or appropriate.
               (d)                Maintenance of Properties
and Leases. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those material properties useful or necessary to the business of the Borrower and its Subsidiaries taken as a whole to the extent the Borrower deems it economical to do so, and from time to time, the Borrower will make or cause to be made all appropriate repairs, renewals or replacements thereof to the extent the Borrower deems it economical to do so. The Borrower may, and may allow its Subsidiaries to, abandon, cease to maintain or repair or otherwise dispose of properties which in its judgment are not necessary or useful to its business provided that such abandonment, cessation or disposition could not reasonably be expected to result in a Material Adverse Change.
               (e)                Visitation Rights.  The
Borrower shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks during normal business hours and with due understanding and compliance with existing security measures of the Borrower and its Subsidiaries to visit and inspect any of its properties and to examine, audit and make excerpts from its books and records (except to the extent access to such information may be restricted by Law or such information may be subject to a confidentiality agreement between the Borrower or any of its Subsidiaries and a third party) and discuss its business affairs, finances and accounts with its officers, all in such detail, with such officers and at such times and as often as the Banks may reasonably request, provided (1) if no Event of Default shall have occurred and be continuing, any visit, examination or audit shall be conducted by the Agent on behalf of the Banks and the Agent shall be permitted to visit, inspect and audit the Borrower and its Subsidiaries and its properties, books and records only one (1) time per year under this Section 8.01(e) (the limitation in this clause (1) shall terminate if an Event of Default shall have occurred and be continuing) and (2) that Agent shall provide the Borrower, and each Bank shall provide the Borrower and the Agent, as the case may be, with reasonable notice prior to any visit, audit or inspection permitted under this Section 8.01(e).
               (f)                Keeping of Records and
Books of Account. The Borrower shall, and shall cause each of its Subsidiaries to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any of its Subsidiaries, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
               (g)                Plans and Benefit
Arrangements. The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal
Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, could not reasonably be expected to result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any other member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each other member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.
               (h)                Compliance with Laws.
The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental
Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 8.01(h) if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.
               (i)                Use of Proceeds.  The
Borrower will use the proceeds of the Loans only for lawful purposes in accordance with Section 2.07 as applicable and such uses shall not contravene any applicable Law or any other provision hereof.
               (j)                Delivery of Ratings of
the Borrower's Secured Public Indebtedness. The Borrower shall at all times have received a rating of the Borrower's Secured
Public Indebtedness from Standard & Poor's and Moody's and shall have contracted with Standard & Poor's and Moody's for the periodic modification and updating of such rating. The Borrower shall notify the Agent of any new rating of the Borrower's
Secured Public Indebtedness which the Borrower receives or any modification of an existing rating of any such Indebtedness, in each instance within five (5) Business Days following the date of such receipt and deliver copies of any documents which the Borrower receives evidencing, describing or explaining or relating to such new or modified rating within such five (5)
Business Day period. Any such new rating or change in an existing rating by Standard & Poor's or Moody's shall be effective under this Agreement on the date on which the Borrower receives such new or modified rating. If the Borrower shall at any time fail to have received a current rating of its Secured
Public Indebtedness from Standard & Poor's and Moody's or otherwise fail to comply with the first sentence in
Section 8.01(j): (i) the Borrower shall immediately notify Agent of such failure; and (ii) the Borrower Debt Rating shall be deemed to be a Fourth-Level Debt Rating for all purposes under this Agreement immediately upon the occurrence of such failure whether or not the Borrower delivers the notice described in clause (i). The Borrower Debt Rating shall continue to be a Fourth-Level Debt Rating until such time as the Borrower
(1) cures such failure and is in compliance with the first sentence above and (2) otherwise qualifies for a rating higher than a Fourth-Level Debt Rating pursuant to the procedures set forth herein.
          8.02           Negative Covenants.  The Borrower
covenants and agrees that until payment in full of the Revolving Credit Loans and the Bid Loans and interest thereon, satisfaction of all of the Borrower's other Obligations hereunder and termination of the Commitments, the Borrower shall comply with the following negative covenants:
               (a)                Liens.  The Borrower shall
not, and shall not permit any of its Significant Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its properties or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.
               (b)                Liquidations, Mergers,
Consolidations, Dispositions. The Borrower shall not, and shall not permit any of its Significant Subsidiaries or any Guarantor to, merge or consolidate with or sell, assign, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person, except :
                                  (i)      the Borrower may
merge with any person, provided that, immediately thereafter and after giving effect thereto, no event shall occur or be continuing which constitutes an Event of Default or Potential
Default and the surviving corporation has a net worth (as determined in accordance with GAAP) immediately subsequent to such merger at least equal to the net worth of the Borrower immediately prior to the merger and, if the surviving corporation is not the Borrower, the surviving corporation expressly assumes the obligations of the Borrower under the Loan Documents;.
                                  (ii)     any Guarantor may
merge or consolidate with any Loan Party; and
                                  (iii)            any Subsidiary
of the Borrower that is not a Guarantor may merge or consolidate with the Borrower or any of its Subsidiaries.
               (c)                Disposition of Assets.
The Borrower shall not, and shall not permit any of its Significant Subsidiaries or any Guarantor to, sell, lease, or otherwise transfer or dispose of voluntarily or involuntarily (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangible with or without recourse) except:
                                  (i)      any sale,
transfer or lease of assets in the ordinary course of business;
                                  (ii)     any sale, transfer
or lease of assets by the Borrower to a Subsidiary of the Borrower that joins this Agreement as a Guarantor pursuant to
Section 11.18;
                                  (iii)            any sale,
transfer or lease of worn-out or obsolete assets on a basis consistent with good business practices; and
                                  (iv)     any sale,
transfer or lease of assets, other than those specifically excepted in clauses (i) ,(ii) and (iii) above, so long as the assets subject to such sales, transfers or leases do not exceed during the term of this Agreement more than 25% of the total assets of the Borrower as reported on the balance sheet of the Borrower as of December 31, 1994.
               (d)                Affiliate Transactions.
The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction
(including purchasing property or services from or selling property or services to any Affiliate or the Borrower) unless such transaction is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions, provided that, notwithstanding the foregoing, so long as no Event of Default exists or would result and be continuing, to the extent permitted by applicable Law, the Borrower and any of its Subsidiaries may declare or pay dividends on their capital stock.
               (e)                Continuation of Business.
The Borrower shall not, and shall not permit any of its Significant Subsidiaries to, engage in any business other than that of a public utility and any business related thereto.
               (f)                Subsidiaries, Partnerships
and Joint Ventures. The Borrower shall not own or create directly or indirectly any Significant Subsidiaries other than any Significant Subsidiary which joins this Agreement as a Guarantor pursuant to Section 11.18. The Borrower shall not become or agree to become, directly or indirectly, a general partner in any general partnership, a limited partner in a limited partnership or a joint venturer in any joint venture which constitutes a Significant Subsidiary unless such general partnership, limited partnership or joint venture is a Guarantor.

          8.03           Reporting Requirements.
The Borrower covenants and agrees that until payment in full of the Revolving Credit Loans and Bid Loans and interest thereon, satisfaction of all of the Borrower's other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Borrower will furnish or cause to be furnished to the Agent and each of the Banks:
               (a)                Quarterly Financial
Statements. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three
(3) fiscal quarters in each fiscal year, consolidated financial statements of the Borrower and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date (which requirement shall be deemed satisfied by the delivery of the Borrower's Quarterly Report on Form 10-Q (or any successor form) for such year), all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, Chief Financial Officer or Treasurer of the Borrower as having been prepared in accordance with GAAP, consistently applied (except as stated therein), and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
               (b)                Annual Financial
Statements.  As soon as available and in any event within ninety
(90) days after the end of each fiscal year of the Borrower, financial statements of the Borrower and its Subsidiaries consisting of consolidated and consolidating balance sheets as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended (which requirement shall be deemed satisfied by the delivery of the Borrower's Annual Report on Form 10-K (or any successor form) for such quarter), all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and such consolidated financial statements shall be certified by independent certified public accountants of nationally recognized standing.
               (c)                Certificate of the
Borrower. Concurrently with the financial statements of the Borrower furnished to the Agent and to the Banks pursuant to Sections 8.03(a) and 8.03(b), a certificate of the Borrower signed by the Chief Executive Officer, Chief Financial Officer or Treasurer of the Borrower, except as described in Schedule 7.02 or pursuant to Section 8.03(d) or otherwise in such certificate,
(i) the representations and warranties of the Borrower contained in Article VI are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Borrower has performed and complied with all covenants and conditions hereof, and (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate.
               (d)                Notice of Default.
Promptly after any Authorized Officer or executive officer of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, Chief Financial Officer or Treasurer of the Borrower setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.
               (e)                Notice of Litigation.
Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against the Borrower or any of its Subsidiaries which involve a claim or series of claims which if adversely determined could reasonably be expected to constitute a Material Adverse Change.
               (f)                Notice of Certain ERISA
Matters. Promptly after (i) the occurrence thereof, notice of any ERISA Termination Event or "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code, with respect to any Plan that results, or could reasonably be anticipated to result, in a Material Adverse Change, which notice shall specify the nature thereof and the Borrower's proposed response thereto, and (ii) actual knowledge thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan.
               (g)                Other Reports and
Information.  Promptly upon their becoming available to the
Borrower:
                                  (i)      any reports,
notices or proxy statements generally distributed by the Borrower to its security holders on a date no later than the date supplied to the security holders,
                                  (ii)     regular or
periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Borrower with the Securities and Exchange Commission, and
                                  (iii)            any additional
orders of the FERC, or any amendments, modifications or supplements thereto, relating to the incurrence by the Borrower of short-term debt; and
                                  (iv)     such other
reports and information as the Banks may from time to time reasonably request. The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.
ARTICLE IX
DEFAULT
          9.01           Events of Default.  An Event of
Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):
               (a)                The Borrower shall
fail to pay (i) any principal of any Revolving Credit Loan or Bid Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) as any such Loan becomes due in accordance with the terms hereof or of any Loan Document or (ii) shall fail to pay any interest on any Loan, any Facility Fees, any Agent's Fee or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days after the due date thereof;
               (b)                Any representation
or warranty made at any time by the Borrower or a Significant Subsidiary herein or in any other Loan Document, or in any certificate, other instrument or statement furnished by the Borrower or a Significant Subsidiary pursuant to the provisions hereof or thereof, shall have been false or misleading in any material respect as of the time it was made or furnished;
               (c)                The Borrower shall
default in the observance or performance of any covenant contained in Section 8.02 or Section 8.03(d);
               (d)                The Borrower or
any Significant Subsidiary shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days after any Authorized Officer or other executive officer of the Borrower or such Significant Subsidiary knows or should have known of such default (such grace period to be applicable only in the event such default can be remedied by corrective action of the Borrower as determined by the Agent in its sole discretion);
               (e)                A default or event
of default shall occur at any time under the terms of any other agreement, including without limitation the First Mortgage Bond Indenture, involving borrowed money or the extension of credit or any other Indebtedness under which the Borrower or any of its Significant Subsidiaries may be obligated as a borrower for in excess of $25,000,000 in the aggregate, and (i) such breach, default or event of default continues (beyond any period of grace permitted with respect thereto), and permits the acceleration of any Indebtedness or the termination of any commitment to lend, or
(ii) causes the acceleration of any Indebtedness or termination of any commitment to lend;
               (f)                Any final judgments
or orders for the payment of money shall be entered against the Borrower or any of its Significant Subsidiaries by a court having jurisdiction in the premises which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry if the aggregate amount of all such judgments and orders entered within any twelve- (12-) month period exceeds by more than $25,000,000 the portion of such judgments or orders covered by binding contracts of insurance and such coverage is not being disputed by the insurance carrier and such insurance carrier is either rated "A" or better by A.M. Best's or is otherwise acceptable to the Required Banks;
               (g)                Any of the Loan
Documents shall cease to be legal, valid and binding agreements enforceable against the Borrower or the Borrower's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or the legality, validity or binding nature of any of the Loan Documents shall in any way be challenged or contested by the Borrower or any of its Subsidiaries or any of the Loan Documents cease to give or provide the respective rights, titles, interests, remedies, powers or privileges intended to be created thereby;
               (h)                Assets of the Borrower
or any of its Significant Subsidiaries the aggregate book value of which exceeds collectively $25,000,000 are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;
               (i)                A notice of an
assessment in excess of $25,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the assets of the Borrower or any of its Significant Subsidiaries by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or if any taxes or debts in excess of $25,000,000 owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;
               (j)                The Borrower or any
Significant Subsidiary ceases to be solvent or admits in writing its inability or is generally unable to pay its debts as they mature;
               (k)                The Borrower or any
Significant Subsidiary ceases to conduct business (other than as permitted by Section 8.02(b) or (c)) or the Borrower or any Significant Subsidiary is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;
               (l)                Any of the
following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i),
(ii), (iii) or (iv) above, the Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its tangible net worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA;
(vii) the Borrower or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan;
(viii) the Borrower or any member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;
               (m)                The Borrower shall
fail to register under the Public Utility Holding Company Act of 1935, if required, or the Borrower shall fail to comply with any material requirement of such Act;
               (n)                A proceeding shall
have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or
               (o)                The Borrower or
any Significant Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.
          9.02           Consequences of Event of Default.
               (a)                If an Event of Default
specified under subsections (a) through (m) of Section 9.01 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Revolving Credit Loans or Bid Loans, as the case may be, and the Agent may, and upon the request of the Required Banks, shall by written notice to the Borrower take one or both of the following actions: (i) terminate the Commitments and thereupon the Commitments shall be terminated and of no further force and effect or (ii) declare the unpaid principal amount of the Revolving Credit Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and
               (b)                If an Event of Default
specified under subsections (n) or (o) of Section 9.01 shall occur, the Commitments shall automatically terminate and be of no further force and effect, the Banks shall be under no further obligations to make Revolving Credit Loans or Bid Loans hereunder and the unpaid principal amount of the Revolving Credit Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and
               (c)                If an Event of
Default shall occur and be continuing, any Bank to whom any Obligation is owed by the Borrower hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 10.13 and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set off against and apply to the then-unpaid balance of all the Loans and all other Obligations of the Borrower hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate; provided, that any such Bank or any such branch, Subsidiary or Affiliate of such Bank or such participant shall use reasonable efforts to notify the Borrower thereof promptly after such set-off and application; provided, further, that the failure of any such Bank or any such branch, Subsidiary or Affiliate of such Bank or such participant to so notify the Borrower shall not, under any circumstances, result in any liability to the party failing to provide such notice. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or security, right or remedy available to any Bank or the Agent; and
               (d)                If an Event of
Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Revolving Credit Loans to the Borrower pursuant to any of the foregoing provisions of this Section 9.02, the Agent or any Bank, if owed any amount with respect to the Revolving Credit Notes, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Revolving Credit Notes, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and
               (e)                From and after
the date on which the Agent has taken any action pursuant to this
Section 9.02 and until all Obligations of the Borrower have been paid in full, or any part thereof, or the exercise of any other remedy by the Agent, payments received or other collections hereunder or under the Loan Documents shall be applied as follows:
                                  (i)      first, to
reimburse the Agent and the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with collection of any Obligations of the Borrower under any of the Loan Documents;
                                  (ii)     second, to the
repayment of all Indebtedness then due and unpaid of the Borrower to the Banks incurred under this Agreement or any of the Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and
                                  (iii)            the
balance, if any, as required by Law; and
               (f)                In addition to all of
the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent and the Banks shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.
          9.03           Right of Competitive Bid
Loan Banks. If any Event of Default shall occur and be continuing, the Banks which have any Bid Loans then outstanding to the Borrower (the "Bid Loan Banks") shall not be entitled to accelerate payment of the Bid Loans or to exercise any right or remedy related to the collection of the Bid Loans until the Commitments shall be terminated hereunder pursuant to Sections 9.02(a) or (b). Upon such a termination of the
Commitments:  (i) references to Revolving Credit Loans in Section
9.02 shall be deemed to apply also to the Bid Loans and the Bid Loan Banks shall be entitled to all enforcement rights given to a holder of a Revolving Credit Loan in Section 9.02; and (ii) the definition of Required Banks shall be changed as provided in
Section 1.01 so that each Bank shall have voting rights hereunder in proportion to its share of the total Loans outstanding.
ARTICLE X
THE AGENT
          10.01                   Appointment.  Each
Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Revolving Credit Note or Bid Note by the acceptance of a Revolving Credit Note or Bid Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.
          10.02                   Delegation of Duties.
The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections
10.05 and 10.06, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.
          10.03                   Nature of Duties;
Independent Credit Investigation. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Borrower in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.
          10.04                   Actions in Discretion
of the Agent; Instructions from the Banks. The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
10.06. Subject to the provisions of Section 10.06, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.
          10.05                   Reimbursement and
Indemnification of the Agent by the Borrower. The Borrower unconditionally agrees to pay or reimburse the Agent and save the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel, appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents,
(ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Borrower's books, records and business properties permitted under Section 8.01(e).
          10.06                   Exculpatory Provisions.
Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrower, or the financial condition of the Borrower, or the existence or possible existence of any Event of Default or Potential Default. Neither the Agent nor any Bank nor any of their respective directors, officers, employees, agents, attorneys or Affiliates shall be liable to the Borrower for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or any of the Loan Documents.
          10.07                   Reimbursement and
Indemnification of Agent by Banks. Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Borrower's books, records and business properties.
          10.08                   Reliance by Agent.
The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
          10.09                   Notice of Default.
The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."
          10.10                   Notices.  The Agent
shall promptly send to each Bank a copy of each notice received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.
          10.11                   Banks in Their
Individual Capacities. With respect to its Commitments, the Revolving Credit Loans and any Bid Loans made by it, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder.
          10.12                   Holders of Notes.
The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.
          10.13                   Equalization of Banks.
The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Sections 4.04(b), 5.04(b) or 5.05. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.
          10.14                   Successor Agent.
The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 5.04(b), in either case of
(i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. Any successor agent shall be a Bank or a commercial bank incorporated under the laws of the United States of America with capital and surplus of not less than $150,000,000. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Article X shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.
          10.15                   Agent's Fees.
The Borrower shall pay to the Agent a nonrefundable fee (the "Bid Loan Processing Fee") in connection with the processing of each Bid Loan and a non-refundable fee (the "Agent's Fee") for Agent's other services hereunder in accordance with a letter or other agreement between the Agent and the Borrower.
          10.16                   Availability of Funds.
Unless the Agent shall have been notified by a Bank prior to the date upon which a Loan is to be made that such Bank does not intend to make available to the Agent such Bank's portion of such Loan, the Agent may assume that such Bank has made or will make such proceeds available to the Agent on such date and the Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to the applicable interest rate in respect of such Loan and upon such recovery by the Agent from such Bank, such Bank shall be entitled to the interest payable by the Borrower on such Loan during the foregoing time period.
          10.17                   Calculations.  In
the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.
          10.18                   Beneficiaries.  Except
as expressly provided herein, the provisions of this Article X are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower.
ARTICLE XI
MISCELLANEOUS
          11.01                   Modifications, Amendments
or Waivers. With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Borrower hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks, the Agent and the Borrower; provided, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:
               (a)                increase the amount of
the Commitment of any Bank hereunder or extend the Expiration
Date;
               (b)                whether or not any Loans
are outstanding, extend the time for payment of principal or interest of any Loan, the Facility Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Facility Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Facility Fee or any other fee payable to any Bank; or
               (c)                amend Sections 5.02
[Pro Rata Treatment of Banks], 10.06 [Exculpatory Provisions] or
10.13 [Equalization of Banks] or this Section 11.01, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder.
                 No agreement, waiver or consent
which would modify the interests, rights or obligations of the Agent in its capacity as Agent shall be effective without the written consent of the Agent.
          11.02                   No Implied
Waivers; Cumulative Remedies; Writing Required. No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.
          11.03                   Reimbursement and
Indemnification of the Banks by the Borrower; Taxes. The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Section 10.05) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder or the actual or proposed use of proceeds of the Loans, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.
          11.04                   Holidays.  Whenever
payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day, such payment shall be due on the next following Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.02(a) with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
          11.05                   Funding by Branch,
Subsidiary or Affiliate.
               (a)                Notional Funding.  Each
Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.05 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office) and as a result of such change the Borrower would not be under any greater financial obligation pursuant to Section 5.05 than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.
               (b)                Actual Funding.  Each
Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section 11.05(b). If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.05) which would otherwise not be incurred.
          11.06                   Notices.  All
notices, requests, demands, directions and other communications (as used in this Section 11.06 collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received,
(b) in the case of hand-delivered notice, when hand delivered,
(c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mails with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Bank giving any notice to Borrower shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.
          11.07                   Severability.  The
provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
          11.08                   Governing Law.  This
Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Kentucky and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Kentucky without regard to its conflict of laws principles.
          11.09                   Prior Understanding.
This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein, including any prior confidentiality agreements and commitments, except for the letter or other agreement referred to in Section 10.15.
          11.10                   Duration; Survival.
All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans or payment in full of the Loans. All covenants and agreements of the Borrower contained in Sections 8.01, 8.02 and 8.03 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow and until termination of the Commitments and payment in full of the Revolving Credit Loans and Bid Loans. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Article V and Sections 10.05, 10.07 and 11.03, shall survive payment in full of the Revolving Credit Loans and Bid Loans, and termination of the Commitments.
          11.11                   Successors and Assigns.
This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights and Obligations hereunder or any interest herein without the consent of all of the Banks. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitment and the Revolving Credit Loans and Bid Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld, and provided that (i) a Bank may not assign a Commitment in an amount less than the lesser of $5,000,000 or 100% of its Commitment, (ii) a Bank may assign an interest or sell a participation in less than 100% of its Commitments, Revolving Credit Loans or Bid Loans, provided that such Bank sells an equal percentage interest or participation in each of its Commitment and Revolving Credit Loans, and (iii) the consent of the Agent and the Borrower shall not be necessary to assign all or any part of a Bank's Commitment or Loans (A) to an Affiliate of the assigning Bank or (B) to any Person after the occurrence of an Event of Default and during the continuation thereof. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments in Section 2.01 shall be adjusted accordingly, and upon surrender of any Revolving Credit Note subject to such assignment, the Borrower shall execute and deliver a new Revolving Credit Note to the assignee in an amount equal to the amount of the Commitment assumed by it and a new Revolving Credit Note to the assigning Bank in an amount equal to the Commitment, if any, retained by it hereunder. The assigning Bank shall surrender its Bid Note if it is assigning 100% of its Commitment and Bid Loans. The Borrower shall execute and deliver to the assignee a new Bid Note in the form of Exhibit 1.01(B) in an amount equal to the Commitments. The assigning Bank shall pay to the Agent a service fee in the amount of $2,000 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 9.02(c) (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in clauses
(a), (b), or (c) under Section 11.01), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged and all amounts payable by the Borrower hereunder or thereunder shall be determined as if such Bank had not sold such participation. Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 11.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning the Borrower and any other information concerning the Borrower in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants) provided that such assignees and participants agree to be bound by the provisions of Section 11.12. Notwithstanding any other language in this Agreement, any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank as collateral in accordance with Regulation A and the applicable Operating Circular of such Federal Reserve Bank.
          11.12                   Confidentiality.  The
Agent and the Banks each agree to keep confidential all information obtained from the Borrower which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 11.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower (to the extent not legally prohibited from doing so by statute, rule or regulation), as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any litigation, investigation or proceeding arising out of the transactions contemplated by this Agreement,
(iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to such Bank to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.
          11.13                   Counterparts.  This
Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.
          11.14                   Agent's or Bank's Consent.
Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.
          11.15                   Exceptions.  The
representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.
          11.16                   CONSENT TO FORUM;
WAIVER OF JURY TRIAL. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE CIRCUIT COURT OF JEFFERSON COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF KENTUCKY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO BORROWER AT THE ADDRESSES PROVIDED FOR IN SECTION 11.06 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED ON INCONVENIENT FORUM. BORROWER, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO THE FULL EXTENT PERMITTED BY LAW.
          11.17                   Tax Withholding Clause.
Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of the following:
(i) Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows:
(A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of each Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the applicable Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.
The Borrower shall have no obligation to pay any additional compensation to any Bank for any deduction or withholding for United States federal income taxes which may be due and payable in connection herewith.
          11.18                   Joinder of Guarantors.
Any Significant Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.02(f) shall execute and deliver to the Agent (i) with respect to the first Significant Subsidiary to come into existence after the Closing Date, the Guaranty Agreement, (ii) with respect to each subsequently created Significant Subsidiary, a Guarantor Joinder and (iii) documents in the forms described in Section 7.01 modified as appropriate to relate to such Significant Subsidiary. The Borrower shall cause such Guaranty or Guarantor Joinder, as the case may be, and related documents to be delivered to the Agent within five (5) Business Days after the date such Subsidiary becomes a Significant Subsidiary.
          11.19                   Co-Agent.  The Co-Agent
shall have no duties, obligations, or liabilities in its capacity as Co-Agent hereunder and shall not be entitled to any fees in respect of its status as Co-Agent.
          11.20                   LIMITATION OF LIABILITY.
TO THE FULLEST EXTENT PERMITTED BY LAW, NO CLAIM MAY BE MADE BY THE BORROWER OR ANY OTHER LOAN PARTY OR ANY OTHER PERSON AGAINST THE AGENT AND THE BANKS, OR ANY OF THEM, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, ATTORNEY OR AGENT OF THE AGENT OR THE BANKS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM ARISING FROM OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY STATEMENT, COURSE OF CONDUCT, ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH (WHETHER FOR BREACH OF CONTRACT, TORT OR ANY OTHER THEORY OF LIABILITY); AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.


                        [SIGNATURE PAGE FOLLOWS]


    IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:                          LOUISVILLE GAS AND ELECTRIC COMPANY

                                 By:
                                 Title:
[Seal]
                                 Address for Notices:
                                 220 West Main Street
                                 Louisville, KY  40202

                                 Telecopier No.  (502) 627-2203
                                 Attention:  Treasurer
                                 Telephone No.  (502) 627-2269



                                 PNC BANK, KENTUCKY, INC.,
                                 individually and as Agent


                                 By:
                                 Brennan T. Danile
                                 Commercial Banking Representative

                                 Address for Notices:

                                 500 W. Jefferson Street, 2nd Floor
                                 Louisville, KY  40202

                                 Telecopier No. (502) 581-3355
                                 Attention:  Brennan T. Danile,
                                 Commercial Banking Representative
                                 Telephone No. (502) 581-3022

                                 with a copy to:

                                 ______________________________
                                 ______________________________
                                 Multi-Bank Loan Administration
                                 One PNC Plaza, 19th Floor
                                 Pittsburgh, PA 15265

                                 Telecopier No. (412) 762-8672
                                 Telephone No.  (412) 762-3627


                                 BANK OF MONTREAL

                                 By:
                                 Title:

                                 Address for Notices:




                                 Telecopier No.
                                 Attention:
                                 Telephone No.


                                 CHASE MANHATTAN BANK, N.A.

                                 By:
                                 Title:

                                 Address for Notices:




                                 Telecopier No.
                                 Attention:
                                 Telephone No.

                                 THE BANK OF NEW YORK

                                 By:
                                 Title:

                                 Address for Notices:




                                 Telecopier No.
                                 Attention:
                                 Telephone No.


                                 CITIBANK, N.A.

                                 By:
                                 Title:

                                 Address for Notices:




                                 Telecopier No.
                                 Attention:
                                 Telephone No.


                                 NATIONAL CITY BANK, KENTUCKY

                                 By:
                                 Title:

                                 Address for Notices:



                                 Telecopier No.
                                 Attention:
                                 Telephone No.

                                 BANK OF LOUISVILLE
                                 AND TRUST CO.

                                 By:
                                 Title:

                                 Address for Notices:




                                 Telecopier No.
                                 Attention:
                                 Telephone No.


                                 BANK ONE,
                                 KENTUCKY, N.A.

                                 By:
                                 Title:

                                 Address for Notices:




                                 Telecopier No.
                                 Attention:
                                 Telephone No.


                                 FIFTH THIRD BANK OF
                                 KENTUCKY, INC.

                                 By:
                                 Title:

                                 Address for Notices:




                                 Telecopier No.
                                 Attention:
                                 Telephone No.

                          SCHEDULE 1.01(B)

                            COMMITMENTS

                                                 Ratable
Bank                        Commitment            Share


PNC Bank,                   $30,000,000            18.75%
 Kentucky, Inc.

Bank of Montreal            $25,000,000            15.625%

Chase Manhattan Bank, N.A.  $25,000,000            15.625%

The Bank of New York        $20,000,000            12.5%

Citibank, N.A.              $15,000,000             9.375%

National City Bank, KY      $15,000,000             9.375%

Bank of Louisville and      $10,000,000             6.25%
Trust Co.

Bank One, Kentucky, N.A.    $10,000,000             6.25%

Fifth Third Bank
  of Kentucky, Inc.         $10,000,000             6.25%
                              _________            ______

   Total                   $160,000,000            100.0%